UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

United Development Funding IV (the “Trust”) has received a notification letter dated March 17, 2016 (the “Letter”) from the staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that because the Trust has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”), it was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1). Pursuant to the Letter, the Trust has 60 calendar days from March 17, 2016 to submit to NASDAQ a plan to regain compliance with the applicable NASDAQ Listing Rule. The Trust intends to submit a plan to regain compliance within the 60-day period. If NASDAQ accepts the Trust’s plan, then NASDAQ may grant the Trust an extension of up to 180 calendar days from the Form 10-K’s initial due date, or until September 12, 2016, to regain compliance with NASDAQ’s Listing Rules.

On March 21, 2016, the Trust issued a press release disclosing the receipt of the Letter, as required by NASDAQ Listing Rule 5810(b), a copy of which press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as if fully set forth herein.

In addition, as disclosed in the Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2016, the Trust received notice on February 18, 2016 that trading of the Trust’s securities on The NASDAQ Global Select Market had been halted pending a review by NASDAQ of certain information regarding the Trust and its business requested pursuant to a letter dated February 19, 2016. On March 14, 2016, the Trust responded to the February 19, 2016 letter from NASDAQ. Trading in the Trust’s securities remains suspended by NASDAQ, and no assurance can be given regarding the resumption of regular trading of the Trust’s securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of United Development Funding IV dated March 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: March 21, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of United Development Funding IV dated March 21, 2016.